Exhibit 10.21



                   Separation and Mutual General Release
                   -------------------------------------

         This Separation and Mutual General Release (the "Agreement") is made as of this 13th day of June, 2001 by and among Consoltex, Inc., a Canadian corporation ("Consoltex," and together with its subsidiaries, parents and affiliates, referred to jointly throughout the Agreement as "the Company") and Christopher L. Schaller ("Executive," and together with the Company, "the Parties").

         WHEREAS, Executive has been employed by the Company under terms set forth in and contemplated by that certain "Consoltex Inc. Memorandum" dated August 6, 1998 (the "Executive Offer Sheet," see Exhibit 1); and

         WHEREAS, Executive's employment with the Company will be ended voluntarily by both Parties (the "Separation") effective as of March 31, 2001 (the "Separation Date"); and,

         WHEREAS, the Company and Executive desire to enter into this Agreement in order to set forth the definitive rights and obligations of the Parties in connection with the Separation.

         NOW, THEREFORE, in consideration of the mutual covenants, commitments and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

         1. Acknowledgment of Separation. The Parties acknowledge and agree that the Separation is effective as of March 31, 2001.

         2. Resignation of Office. Effective as of the Separation Date, Executive voluntarily resigns his position as President and Chief Executive Officer of Consoltex, and from any and all other offices which he holds with the Company.

         3. Executive's Acknowledgment of Consideration. Executive specifically acknowledges and agrees that certain of the obligations created and payments made to him by the Company under this Agreement are promises and payments to which he is not otherwise entitled under any law, contract, agreement or understanding.

         4. Payments Upon and After the Separation.

                  (a) Final Pay. As of the date hereof, Executive agrees that he is in receipt of all outstanding final wages and accrued unused vacation pay, minus applicable federal, state and local tax withholdings, for services performed for the Company through and including the Separation Date.

                  (b) Continuing Indemnification of Executive. Executive shall receive all indemnification rights and benefits provided presently, and in the future, to officers and directors of the Company for their lawful actions on behalf of the Company.

                  (c) Severance Benefits. Beginning on and after the Separation Date as set forth below, Executive (his heirs or assigns) shall be entitled to receive the following severance benefits. Except for any payments or benefits expressly required by statute or any contract or other agreement with Executive, the payment or provision of such benefits by the Company shall not represent any admission or concession by the Company that such benefits are owed to Executive under any agreement or obligation that might be asserted by or on behalf of Executive:

                           (i) Severance Pay. Subject to the conditions set
forth in this Subsection 4(c) and Executive's performance under this Agreement, including without limitation, Executive's compliance with
Section 5 and Section 9 of this Agreement, Executive shall be entitled to receive severance payments totaling $530,000.00 representing 24 months of Executive's base salary at the rate in effect as of the Separation Date, minus applicable tax withholdings. Monthly pro rata severance payments have been timely paid beginning on the next regular payroll date following the Separation Date, and shall continue on that same basis for 24 months; provided, however, that at the Company's sole discretion all severance payments may at any time be accelerated and paid in one lump sum, minus applicable tax withholdings.

                           (ii) COBRA. Effective as of June 1, 2001 ("COBRA
Separation Date"), as required by the continuation coverage provisions of
Section 4980B of the U. S. Internal Revenue Code of 1986, as amended ("the Code"), Executive shall be offered the opportunity to elect continuation coverage under the group medical and dental benefit plans of the Company ("COBRA coverage"). The Company shall provide Executive with the appropriate COBRA coverage notice and election form for this purpose. The existence and duration of Executive's rights and/or the COBRA rights of any of Executive's eligible dependents shall be determined in accordance with
Section 4980B of the Code.

                           (iii) Other Employee Benefits.

                                    A. Executive's Computer. In exchange
for payment to the Company of $1.00 in consideration thereof, Executive may retain as his own the laptop computer provided to him by the Company. Executive shall be provided with a bill of sale from the Company, and the Company shall be held harmless by Executive for any tax consequences arising from his retention of this computer.

                                    B. Executive's Automobile. Executive
acknowledges that he has been offered for purchase the automobile leased for his use by the Company, at the leasing company's current "book value," but that he has declined this offer. [The Company acknowledges that Executive has returned this automobile to the leasing company in acceptable condition, save normal wear and tear, on or before the execution date of this Agreement.

                                    C. Executive's 401(K) Account. The
Parties acknowledge Executive's participation in the Company's 401(K) plan, including contribution payments made into Executive's account by Executive and the Company in all payroll periods through and including May 31, 2001. The Parties agree that no further contributions will be made into this account by either Party, and that Executive's rights, entitlements and access to the funds in this account are controlled by law and the terms of the Plan, as may be amended from time to time. Upon reasonable request or as otherwise required by law, Executive will be supplied with information by the Company about his account and the Plan.

                                    D. Executive's SERP. The Company
acknowledges Executive's participation in the Company's Supplemental Employee Retirement Plan ("SERP"), and his pension entitlements thereunder in conformance with all legal requirements. Attached as Exhibit 2 to this Agreement is a letter dated March 16, 2001, describing Executive's entitlements and options under the SERP, which the Parties accept and acknowledge as being accurate; provided, however, that nothing in this Agreement or Exhibit 2 shall give rise to any claim against Company assets in respect of Executive's SERP entitlements, if any.

                                    E. Executive's Earned but Unused
Vacation. The Parties acknowledge and agree that Executive will receive as payment for earned but unused vacation as of the Separation Date the sum of $20,316.00, reduced pursuant to Subsection F of this Section 4(c)(3)(iii). Subject to applicable withholdings, such amount will be paid to Executive on the first payroll date following Executive's execution of this Agreement, without regard to any decision by Executive to revoke this Agreement pursuant to Section 6(b) hereof. It is acknowledged by the Parties that this payment is a negotiated sum established in order to resolve differences between the parties and avoid litigation, and, therefore, does not create any binding precedent upon the Company as to policy or method of calculating vacation pay in connection with future employee separations.

                                    F. Executive's Advance. The Parties
acknowledge that, prior to the Separation, Executive received a cash advance from the Company in the amount of $15,000.00 for entertainment and other permitted expense purposes. Executive further acknowledges the current outstanding balance of this advance to be $6,580.95, which gross amount shall be deducted from the net of Executive's accrued but unused vacation pay described in the immediately preceding Subsection E.

         5. Confidential Information; Non-Competition; Non-Solicitation.

                  (a) Executive acknowledges that the information, observations and data, including but not limited to trade secrets, obtained by him concerning the business and affairs of the Company during the course of his employment with the Company, or that may be obtained in connection with his assistance and cooperation with the Company as set forth in
Section 11 hereof, is the property of the Company. Executive agrees that he will not, directly, wilfully or negligently disclose to any unauthorized person or use for his own account any of such information, observations, or data which is of a confidential or proprietary nature ("Confidential Information") without the Company's written consent, unless, and to the extent, that (i) the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act, or (ii) he is required to do so by order of a court of competent jurisdiction (by subpoena or similar process), in which event Executive shall reasonably cooperate with the Company in connection with any action by the Company to limit or suppress such disclosure. Executive represents, warrants and covenants that at no time prior to or contemporaneous with his execution of this Agreement has he disclosed Confidential Information to any unauthorized person or used such Confidential Information for his own purposes or benefit.

                  (b) Executive acknowledges and agrees that because of his knowledge of the Company's Confidential Information and because his services to the Company were unique in nature, the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company in the apparel textile manufacturing industry. Therefore, Executive agrees that, except as otherwise expressly prohibited by law, for six (6) months following the Separation Date ("the Non-Compete Period"), he shall not, directly or indirectly, either for himself or for any other person or entity, permit his name to be used by or participate in any business or enterprise (including, without limitation, any division, group or franchise of a larger organization) that engages or proposes to engage in the apparel textile manufacturing industry in any of the markets or geographical regions of the United States or Canada in which the Company does business, or proposed to do business at the time of the Separation. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any business entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Nothing herein will prohibit Executive from mere passive ownership of not more than 2% of the outstanding stock of any class of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. As used herein, the phrase "mere passive ownership" shall include voting or otherwise granting any consents or approvals required to be obtained from such person as an owner of stock or other ownership interests in any entity pursuant to the charter or other organizational documents of such entity, but shall not include, without limitation, any involvement in the day-to-day operations of such entity.

                  (c) Non-Solicitation of Company Personnel. During the 2-year period following the Separation, Executive shall not directly or indirectly through another person, induce or attempt to induce any Company employee to leave the employ of the Company, hire any Company employee (whether or not solicited), or otherwise interfere with the relationship between the Company and any of its employees.

                  (d) Executive understands and acknowledges that his breach of this Section 5 will eliminate his entitlement to any Severance Pay and all other benefits under this Agreement without affecting the Company's rights hereunder. Executive further acknowledges that damages to the Company for Executive's breach of this Section 5 would be both significant and difficult to ascertain. Accordingly, the Parties agree that in the event of such breach Executive shall be required to repay to the Company as liquidated damages all payments made to him or on his behalf pursuant to this Agreement.

         6. General Release and Waiver

                  (a) General Release. Executive, for and on behalf of himself and each of his heirs, executors, administrators, personal representatives, successors and assigns, hereby acknowledges full and complete satisfaction of and fully and forever releases, acquits and discharges Consoltex, Inc., together with its subsidiaries, parents and affiliates, and each of its and their past and present direct and indirect stockholders, directors, members, partners, officers, employees, agents, attorneys and representatives and their heirs, executors, administrators, personal representatives, successors and assigns (collectively, the "Releasees"), from any and all claims, demands, suits, causes of action, liabilities, obligations, judgments, orders, debts, liens, contracts, agreements, covenants and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, concealed or hidden, vested or contingent, in law or equity, existing by statute, common law, contract or otherwise, which have existed, may exist or do exist, through and including the execution and delivery by Executive of this Agreement (but not including Executive's or the Company's performance under this Agreement), including, without limitation, any of the foregoing arising out of or in any way related to or based upon:

                           (i) Executive's application for and employment
with the Company, his being an officer or employee of the Company, or the Separation;

                           (ii) any and all claims in tort or contract, and
any and all claims alleging breach of an express or implied, or oral or written, contract, policy manual or employee handbook;

                           (iii) any alleged misrepresentation, defamation,
interference with contract, intentional or negligent infliction of emotional distress, sexual harassment, negligence or wrongful discharge; or

                           (iv) any federal, state or local statute,
ordinance or regulation, including but not limited to the Age
Discrimination in Employment Act of 1987, as amended (the "ADEA").

                  (b) ADEA Consideration and Revocation Periods. Executive acknowledges and affirms that he has been given all periods required by law, including but not limited to 21 days from the date of his receipt of this Agreement, to review and consider this Agreement, and that he has been advised and has had to the opportunity to consult with counsel in respect thereof. Executive further acknowledges that he has seven (7) days following his signing of this Agreement (the "Revocation Period") to revoke and cancel the release contained in this Section 6 with respect to claims arising under the ADEA, and that such release shall remain subject to revocation by Executive with respect to such claims until the Revocation Period has expired.

                  (c) Acknowledgment of Waiver. Executive acknowledges and agrees that he is waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Releasees of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, attorneys' fees and any form of injunctive relief.

                  (d) Effect of Release and Waiver. Executive understands and intends that this Section 6 constitutes a general release of all claims except as otherwise provided in Section 6(a), above, and that no reference therein to a specific form of claim, statute or type of relief is intended to limit the scope of such general release and waiver.

                  (e) Waiver of Unknown Claims. Executive expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Executive understands the significance of his release of unknown claims and his waiver of statutory protection against a release of unknown claims.

                  (f) Disclaimer of Benefits. Executive agrees that he will not be entitled to or accept any benefit from any claim or proceeding within the scope of this Agreement that is filed or instigated by him or on his behalf with any agency, court or other government entity.

         7. Mutuality. This Release is mutual, and the Company hereby releases Executive from all claims and to the same extent as described in the preceding Section 6.

         8. Executive's Representations and Covenants Regarding Actions. Executive represents, warrants and covenants to each of the Releasees that at no time prior to or contemporaneous with his execution of this Agreement has he filed or caused or knowingly permitted the filing or maintenance, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency or other tribunal, any charge, claim or action of any kind, nature and character whatsoever ("Claim"), known or unknown, suspected or unsuspected, which he may now have or has ever had against any of the Releasees which is based in whole or in part on any matter referred to in Section 6(a) above; and, subject to the Company's performance under this Agreement, to the maximum extent permitted by law Executive is prohibited from filing or maintaining, or causing or knowingly permitting the filing or maintaining, of any such Claim in any such forum. Executive hereby grants the Company his perpetual and irrevocable power of attorney with full right, power and authority to take all actions necessary to dismiss or discharge any such Claim. Executive further covenants and agrees that he will not encourage any person or entity, including but not limited to any current or former employee, officer, director or stockholder of the Company, to institute any Claim against the Releasees or any of them, and that except as expressly permitted by law or administrative policy or as required by legally enforceable order he will not aid or assist any such person or entity in prosecuting such Claim.

         9. No Disparaging Remarks. Executive hereby covenants to each of the Releasees and agrees that he shall not, directly or indirectly, make or solicit or encourage others to make or solicit any disparaging remarks concerning the Releasees (as defined in Section 6 of this Agreement), or any of their products, services, businesses or activities. The Company hereby covenants that none of its executives, officers or directors (while in the employ or acting as directors of the Company) will, directly or indirectly, make or solicit or encourage or authorize others to make or solicit any disparaging remarks concerning Executive. Executive understands that his breach of this Section 9, as determined by a court of competent jurisdiction, shall eliminate his entitlement to any Severance Pay under this Agreement, including such payments already received and Executive shall be required to immediately return any such amounts in the event of a breach.

         10. No Conflict of Interest. Executive hereby covenants and agrees that he shall not, directly or indirectly, incur any obligation or commitment, or enter into any contract, agreement or understanding, whether express or implied, and whether written or oral, which would be in conflict with his obligations, covenants or agreements hereunder or which could cause any of his representations or warranties made herein to be untrue or inaccurate.

         11. Assistance, Cooperation, Future Litigation.

                  (a) Executive's Business Assistance and Cooperation. Executive shall make himself reasonably available to assist and cooperate with the Company in connection with any internal and/or independent review of the Company's financial policies, procedures and activities in respect of all periods during which Executive was employed by the Company.

                  (b) Executive's Litigation Assistance and Cooperation. Executive acknowledges and affirms his understanding that he may be a witness in litigation, arbitrations, government or other administrative proceedings involving the Company and/or the other Releasees. Executive hereby covenants and agrees to testify truthfully in any and all such litigation, arbitrations, government or administrative proceedings. Executive further covenants and agrees, upon prior notice and for a consulting services fee of $150.00 per hour, to make himself available to and otherwise reasonably assist and cooperate with the Company and/or such other Releasees and with its or their respective attorneys and advisors in connection with any such litigation or proceeding. The Company will make reasonable efforts to insure that such assistance and cooperation will not materially interfere with Executive's employment and business responsibilities.

                  (c) Executive's Expenses. Executive shall be entitled to reimbursement of any reasonable pre-approved out-of-pocket expenses for travel, lodging, meals and other transportation incurred by him in relation to any cooperation supplied by Executive as described in this Section 11.

         12. Confidentiality. The Company and Executive agree that the terms and conditions of this Agreement are to be strictly confidential, except that Executive may disclose the terms and conditions to his family, attorneys, accountants, tax consultants, state and federal tax authorities or as may otherwise be required by law. The Company may disclose the terms and conditions of this Agreement as the Company deems necessary to its officers, employees, board of directors, insurers, attorneys, accountants, state and federal tax authorities, or as may otherwise be required by law. Executive asserts that he has not discussed, and agrees that except as expressly authorized by the Company he will not discuss, this Agreement or the circumstances of his Separation with any Company employee, and that he will take affirmative steps to avoid or absent himself from any such discussion even if he is not an active participant therein. EXECUTIVE ACKNOWLEDGES THE SIGNIFICANCE AND MATERIALITY OF THIS PROVISION TO THIS AGREEMENT, AND HIS UNDERSTANDING THEREOF.

         13. Return of Corporate Property; Conveyance of Information.

                  (a) Corporate Property. Executive hereby represents and covenants that as of the date of this Agreement he has returned all documents, keys, credit cards (without further use thereof), and all other items which are the property of the Company and/or which contain Confidential Information; and, in the case of documents, has returned any and all materials of any kind and in whatever medium evidenced, including, without limitation, all hard disk drive data, diskettes, microfiche, photographs, negatives, blueprints, printed materials, tape recordings and videotapes.

                  (b) Information. Executive hereby acknowledges and affirms that he possesses intellectual information regarding the Company and its businesses and operations. In addition to the obligation to turn over any physical embodiment of such information as defined in the Federal Rules of Civil Procedure and pursuant to Section 13(a), above, and to keep such information strictly confidential pursuant to Section 5, above, Executive agrees to make himself available from time to time at the Company's request (during normal business hours and with reasonable prior notice) to discuss such information and to answer questions relating thereto.

         14. Remedies. Executive hereby acknowledges and affirms that in the event of any breach by Executive of any of his covenants, agreements and obligations hereunder, monetary damages would be inadequate to compensate the Releasees or any of them. Accordingly, in addition to other remedies which may be available to the Releasees hereunder or otherwise at law or in equity, any Releasee shall be entitled to specifically enforce such covenants, obligations and restrictions through injunctive and/or equitable relief, in each case without the posting of any bond or other security with respect thereto. Should any provision hereof be adjudged to any extent invalid by any court or tribunal of competent jurisdiction, each provision shall be deemed modified to the minimum extent necessary to render it enforceable.

         15. Acknowledgment of Voluntary Agreement. Executive hereby acknowledges and affirms that he is entering into this Agreement knowingly and voluntarily, without coercion or duress of any sort, in order to receive the payments and other consideration from the Company as set forth herein.

         16. Complete Agreement; Inconsistencies. This Agreement constitutes the complete and entire agreement among Executive and the Company with respect to the subject matter hereof, and supersedes in its entirety any and all prior understandings, commitments, obligations and/or agreements, whether written or oral, with respect thereto; it being understood and agreed that this Agreement and including the mutual covenants, agreements, acknowledgments and affirmations contained herein, is intended to constitute a complete settlement and resolution of all matters set forth in Section 6 hereof.

         17. No Strict Construction. The language used in this Agreement shall be deemed to be the language mutually chosen by the Parties to reflect their mutual intent, and no doctrine of strict construction shall be applied against any Party.

         18. Third Party Beneficiaries. The Releasees are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Releasees hereunder. Executive's heirs or assigns also are intended third-party beneficiaries with respect to the payments set forth in Section 4 of this Agreement in the event of Executive's death, and this Agreement may be enforced by each of them in accordance with the terms of that Section 4 in respect of the rights granted to such heirs or assigns therein. Except and to the extent set forth in the preceding two sentences, this Agreement is not intended for the benefit of any person other than the Parties, and no such other person shall be deemed to be a third party beneficiary hereof. Without limiting the generality of the foregoing, it is not the intention of the Company to establish any policy, procedure, course of dealing or plan of general application for the benefit of or otherwise in respect of any other employee, officer, director or stockholder, irrespective of any similarity between any contract, agreement, commitment or understanding between the Company and such other employee, officer, director or stockholder, on the one hand, and any contract, agreement, commitment or understanding between the Company and Executive, on the other hand, and irrespective of any similarity in facts or circumstances involving such other employee, officer, director or stockholder, on the one hand, and the Executive, on the other hand.

         19. Tax Withholdings. Notwithstanding any other provision herein, the Company shall be entitled to withhold from any amounts otherwise payable hereunder to Executive any amounts required to be withheld in respect of federal, state or local taxes.

         20. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under any other jurisdiction's choice of law or conflict of law analysis the substantive law of some other jurisdiction may ordinarily apply.

         21. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall otherwise remain in full force and effect.

         22. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. It is not necessary that the Company sign this Agreement for it to become binding upon the Company and Executive.

         23. Successors and Assigns. The Parties' obligations hereunder shall be binding upon their successors and assigns. The Parties' rights and the rights of the other Releasees shall inure to the benefit of, and be enforceable by, any of the Parties' and Releasees' respective successors and assigns. The Company may assign all rights and obligations of this Agreement to any successor in interest to the assets of The Company. In the event that The Company is dissolved, all obligations of The Company under this Agreement shall be provided for in accordance with applicable state law.

         24. Amendments and Waivers. No amendment or waiver shall be binding upon any party hereto unless consented to in writing by such party.

         25. Headings. The headings of the Sections and subsections hereof are for purposes of convenience only, and shall not be deemed to amend, modify, expand, limit or in any way affect the meaning of any of the provisions hereof.

         26. Waiver of jury trial. Each of the Parties hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this agreement or any dealings between the Parties relating to the subject matter hereof. Each of the Parties also waives any bond or surety or security upon such bond which might, but for this waiver, be required of the other party. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. EACH OF THE PARTIES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. Each of the Parties further represents and warrants that he or it has had an adequate opportunity to consider this waiver and to consult with legal counsel with respect hereto, and that he or it knowingly and voluntarily waives its jury trial rights. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement. In the event of litigation, this agreement may be filed as a written consent to a trial by the court.

                                 * * * * *




         IN WITNESS WHEREOF, the Parties have executed this Separation and Mutual General Release Agreement effective as of the date of the first signature affixed below or as otherwise provided in this Agreement. This is a two-page signature page, consisting of the Executive's signature immediately below and the Company's signature on the following page.

                       READ CAREFULLY BEFORE SIGNING

I have read this Separation and Mutual General Release Agreement and have had the opportunity to consult legal counsel prior to my signing of this Agreement. I understand that by executing this Agreement I will relinquish any right or demand I may have against the Releasees or any of them.


DATED: June 13, 2001                             By: /s/Christopher L. Schaller
       -----------------------------                 --------------------------

Subscribed and Sworn To Before Me at
New York, New York
This 13th day of June, 2001

/s/Sidney F. Strauss
-------------------------------------
                  Notary Public                               SEAL

My Commission expires: May 31, 2000
                       -------------

    *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *


DATED:_________________                          By:___________________________
                                                       Consoltex, Inc.
                                                       By: Paul J. Bamatter
                                                       President and Chief
                                                       Operating Officer

Subscribed and Sworn To Before Me at
__________________, Saint Laurent, Quebec, Canada
This ___ day of _________________, 2001

______________________________________________
         Commissioner of Oaths, if Canada                     SEAL


My Commission expires:___________________




         IN WITNESS WHEREOF, the Parties have executed this Separation and Mutual General Release Agreement effective as of the date of the first signature affixed below or as otherwise provided in this Agreement. This is a two-page signature page, consisting of the Executive's signature immediately below and the Company's signature on the following page.

                       READ CAREFULLY BEFORE SIGNING
                       -----------------------------

I have read this Separation and Mutual General Release Agreement and have had the opportunity to consult legal counsel prior to my signing of this Agreement. I understand that by executing this Agreement I will relinquish any right or demand I may have against the Releasees or any of them.


DATED:_________________                     By:_________________________________

Subscribed and Sworn To Before Me at
__________________, New York
This ___ day of _________________, 2001

_______________________________________
                  Notary Public                            SEAL

My Commission expires:_________________

    *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *


DATED:  June 13, 2001                       By:  /s/Paul J. Bamatter
       -----------------------------            ------------------------------
                                                    Consoltex, Inc.
                                                    By:  Paul J. Bamatter
                                                    President and Chief
                                                    Operating Officer

Subscribed and Sworn To Before Me at
Saint Laurent, Quebec, Canada
This 13th day of June, 2001

/s/Sonia Cicciarelli
--------------------------------------------
    Commissioner of Oaths, if Canada                       SEAL


My Commission expires: April 12, 2002
                       ---------------------